UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 26, 2016
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, The Ohio Valley Bank Company (the “Bank”), a wholly-owned subsidiary of Ohio Valley Banc Corp. (“OVBC”), entered into an Executive Deferred Compensation Agreement (the “Deferred Compensation Agreement”) with Larry E. Miller II, the Chief Operating Officer, Senior Vice President and Secretary of OVBC and the Chief Operating Officer, Executive Vice President and Secretary of the Bank.  Upon reaching age 65, Mr. Miller will be eligible to receive a distribution of his contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions.  The Board of Directors annually reviews and updates the assumed earnings crediting rate on deferred compensation agreements with its executives.  If an executive with an agreement dies before reaching age 65 and the executive qualifies, the distribution will be made to the executive’s designated beneficiary in an amount equal to what the executive would have accumulated if the executive had reached age 65 and had continued to make contributions under the Deferred Compensation Agreement.  Each executive may defer up to $10,000 each year.

In addition, on January 26, 2016, the Bank entered into an amendment to the deferred compensation agreement with each of the other officers of the Company and the Bank having such agreements to clarify that the benefits under the agreements will be paid with respect to anyone who dies before age 65, whether the employee is actively employed or on leave of absence (the “Amendments”).

Also, on January 26, 2016, the Bank entered into a Salary Continuation Agreement with Mr. Miller (the “SERP”).  Mr. Miller’s SERP is an unfunded arrangement maintained to provide supplemental retirement benefits for Mr. Miller.  The amount of Mr. Miller’s annual benefit, if his employment is terminated for any reason other than termination for “cause,” is $170,468, if the termination occurs on or after he reaches age 65, or a reduced amount if the termination occurs prior to age 65.  Cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude or fraud, disloyalty,  dishonesty or a willful violation of any law or Bank policy committed in connection with Mr. Miller’s employment and resulting in an adverse effect on the Bank.  Payments begin with the month following Mr. Miller’s retirement, disability or death, as applicable and are required to be made monthly for 20 years.

The summary of the Deferred Compensation Agreement, the description of the Amendments, and the summary of the SERP are qualified by reference to the Deferred Compensation Agreement, the form of the Amendments, and the SERP, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.4.   A list of the named executive officers of the Company who executed Amendments is attached hereto as Exhibit 10.3.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	January 26, 2016	By:	/s/ Thomas E. Wiseman
Thomas E. Wiseman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	The Ohio Valley Bank Company Executive Deferred Compensation Agreement, dated January 26, 2016, between Larry E. Miller and The Ohio Valley Bank Company
10.2	The form of First Amendment to The Ohio Valley Bank Company Executive Deferred Compensation Agreement, dated January 26, 2016
10.3
Schedule A to Exhibit 10.2 identifying the named executive officers of OVBC who have executed with the Bank the First Amendment to The Ohio Valley Bank Company Executive Deferred Compensation Agreement

10.4	The Ohio Valley Bank Company Salary Continuation Agreement, dated January 26, 2016, by and between Larry E. Miller and The Ohio Valley Bank Company